AMENDMENT TO CUSTODY AGREEMENT

      This Amendment to the Custody Agreement is made as of June 1, 2001, by and between DREYFUS FOUNDERS FUNDS, INC., formerly Founders Funds, Inc. (the "Fund"), and STATE STREET BANK AND TRUST COMPANY, assignee of Investors Fiduciary Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custody Agreement referred to below.

      WHEREAS, the Fund and Investors Fiduciary Trust Company entered into a Custody Agreement dated as of January 3, 1994, which was assigned to the Custodian effective April 1, 2000 (as amended and in effect from time to time, the "Agreement"); and

      WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made each such series subject to the Agreement (each such series, together with all other series subsequently established by the Fund and made subject to the Agreement in accordance with the terms thereof, shall be referred to as a "Portfolio", and, collectively, the "Portfolios"); and

      WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Agreement to reflect revisions to Rule 17f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Agreement relating to the custody of assets of each of the Portfolios held outside of the United States.

      NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

I. AMENDMENT OF AGREEMENT. The first four (4) sentences of Section 3.S.1 are hereby deleted and replaced with the following:

            "All or any of the assets may be held in Custodian's own custody or in the custody of one or more other banks or trust companies (including, without limitation, affiliates of Custodian) acting as Subcustodians as may be selected by Custodian. Any such Subcustodian selected by Custodian must have the qualifications required for a custodian under the 1940 Act. Custodian will be responsible to the Fund for any loss, damage or expense suffered or incurred by Fund resulting from the actions or omissions of any Subcustodians selected and appointed by Custodian (except Subcustodians appointed at the request of Fund and as provided in Subsection 2 below) to the same extent Custodian would be responsible to Fund hereunder if it committed the act or omission itself."

II.   Sections 4 through 10 of the Agreement are hereby renumbered,  as of the
      effective   date  of  this   Amendment,   as   Sections  6  through  13,
      respectively.

III. New Sections 4 and 5 of the Agreement are hereby added, as of the effective date of this Amendment, as set forth below.

4.    PROVISIONS RELATING TO RULES 17F-5 AND 17F-7

4.1.  DEFINITIONS.

Capitalized terms in this Section 4 shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure
(including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

4.2.  THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

      4.2.1 DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Fund, by resolution adopted by its Board of Directors (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 4.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

      4.2.2 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole

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

discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 4.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Agreement. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

      4.2.3       SCOPE OF DELEGATED RESPONSIBILITIES:

            (a) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 4.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

            (b) CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

            (c) MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible

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

Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 4.2.5 hereunder.

      4.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 4.2, the Board (or its duly-authorized investment manager or investment advisor) shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

      4.2.5 REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 4.2 promptly after the occurrence of the material change.

      4.2.6 STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

      4.2.7 REPRESENTATIONS WITH RESPECT TO RULE 17F-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Portfolios.

      4.2.8 EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 4.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

4.3   ELIGIBLE SECURITIES DEPOSITORIES.

      4.3.1 ANALYSIS AND MONITORING. The Custodian shall (a) provide the FUND (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

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

      4.3.2 STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 4.3.1.

5. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS HELD OUTSIDE THE UNITED STATES.

5.1   DEFINITIONS.

Capitalized terms in this Section 5 shall have the following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

5.2.  HOLDING SECURITIES.

The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities
System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

5.3.  FOREIGN SECURITIES SYSTEMS.

Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

5.4.  TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.
      ---------------------------------------

      5.4.1.   DELIVERY  OF  FOREIGN   ASSETS.   The   Custodian  or  a  Foreign
Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

      (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a

            Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

      (ii) in connection with any repurchase agreement related to foreign securities;

      (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

      (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

      (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

      (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

      (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

      (viii)in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

      (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

      (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

      (xi)  in connection with the lending of foreign securities; and

      (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

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

      5.4.2. PAYMENT OF PORTFOLIO MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

      (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

      (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

      (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

      (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

      (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

      (vi) for payment of part or all of the dividends received in respect of securities sold short;

      (vii) in connection with the borrowing or lending of foreign securities; and

      (viii)for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

      5.4.3. MARKET CONDITIONS. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the
country  or  market  in  which  the  transaction  occurs,   including,   without
limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set

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

forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

5.5.  REGISTRATION OF FOREIGN SECURITIES.

The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

5.6.  BANK ACCOUNTS.

The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

5.7.  COLLECTION OF INCOME.

The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

5.8   SHAREHOLDER RIGHTS.

With respect to the foreign securities held pursuant to this Section 5, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

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

5.9.  COMMUNICATIONS RELATING TO FOREIGN SECURITIES.

The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

5.10. LIABILITY OF FOREIGN SUB-CUSTODIANS.

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

5.11. TAX LAW.

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

5.12. LIABILITY OF CUSTODIAN.

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk. The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the

Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

IV. Except as specifically superseded or modified herein, the terms and provisions of the Agreement shall continue to apply with full force and effect. In the event of any conflict between the terms of the Agreement prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of
      Section 4 hereof, in the event of any conflict between the provisions of Sections 4 and 5 hereof, the provisions of Section 4 shall prevail.

      IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.


STATE STREET BANK AND TRUST         DREYFUS FOUNDERS FUNDS, INC.
COMPANY


By: /s/ Stephen R. Hilliard         By:  /s/ David L. Ray
Name:   Stephen R. Hilliard         Name:    David L. Ray
Title:  Senior Vice President       Title:   Vice President

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                         ELIGIBLE FOREIGN SUBCUSTODIANS


COUNTRY                                         ELIGIBLE FOREIGN SUBCUSTODIAN

Argentina                                       Citibank, N.A.

Australia                                       Westpac Banking Corporation

Austria                                         Erste Bank der
Osterreichischen
                                                Sparkassen AG

Bahrain                                         HSBC Bank Middle East
                                                (as delegate of The Hongkong and
                                                Shanghai Banking Corporation
                                                Limited)

Bangladesh                                      Standard Chartered Bank

Belgium                                         Fortis Bank nv-sa

Bermuda                                         The Bank of Bermuda Limited

Bolivia                                         Citibank, N. A.

Botswana                                        Barclays Bank of Botswana
                                                Limited

Brazil                                          Citibank, N.A.

Bulgaria                                        ING Bank N.V.

Canada                                          State Street Trust Company
                                                Canada

Chile                                           Citibank, N.A.

People's Republic                               The Hongkong and Shanghai
of China                                        Banking Corporation Limited,
                                                Shanghai and Shenzhen branches

Colombia                                        Cititrust Colombia S.A.
                                                Sociedad Fiduciaria

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                         ELIGIBLE FOREIGN SUBCUSTODIANS


COUNTRY                                         ELIGIBLE FOREIGN SUBCUSTODIAN

Costa Rica                                      Banco BCT S.A.

Croatia                                         Privredna Banka Zagreb d.d

Cyprus                                          The Cyprus Popular Bank Ltd.

Czech Republic                                  Eeskoslovenska Obchodni
                                                Banka, A.S.

Denmark                                         Den Danske Bank

Ecuador                                         Citibank, N.A.

Egypt                                           Egyptian British Bank S.A.E.
                                                (as delegate of The Hongkong
                                                and Shanghai Banking
                                                Corporation Limited)

Estonia                                         Hansabank

Finland                                         Merita Bank Plc.

France                                          BNP Paribas, S.A.

Germany                                         Dresdner Bank AG

Ghana                                           Barclays Bank of Ghana Limited

Greece                                          National Bank of Greece S.A.

Hong Kong                                       Standard Chartered Bank

Hungary                                         Citibank Rt.

Iceland                                         Icebank Ltd.

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                         ELIGIBLE FOREIGN SUBCUSTODIANS


COUNTRY                                         ELIGIBLE FOREIGN SUBCUSTODIAN

India                                           Deutsche Bank AG

                                                The Hongkong and Shanghai
                                                Banking Corporation Limited

Indonesia                                       Standard Chartered Bank

Ireland                                         Bank of Ireland

Israel                                          Bank Hapoalim B.M.

Italy                                           BNP Paribas, Italian Branch

Ivory Coast                                     Societe Generale de Banques
                                                en Cote d'Ivoire

Jamaica                                         Scotiabank Jamaica Trust and
                                                Merchant Bank Ltd.

Japan                                           The Fuji Bank, Limited

                                                The Sumitomo Bank, Limited

Jordan                                          HSBC Bank Middle East
                                                (as delegate of The Hongkong and
                                                Shanghai Banking Corporation
                                                Limited)

Kenya                                           Barclays Bank of Kenya Limited

Republic of Korea                               The Hongkong and Shanghai
                                                Banking Corporation Limited

Latvia                                          A/s Hansabanka

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                         ELIGIBLE FOREIGN SUBCUSTODIANS


COUNTRY                                         ELIGIBLE FOREIGN SUBCUSTODIAN

Lebanon                                         HSBC Bank Middle East
                                                (as delegate of The Hongkong and
                                                Shanghai Banking Corporation
                                                Limited)

Lithuania                                       Vilniaus Bankas AB

Malaysia                                        Standard Chartered Bank
                                                Malaysia Berhad

Mauritius                                       The Hongkong and Shanghai
                                                Banking Corporation Limited

Mexico                                          Citibank Mexico, S.A.

Morocco                                         Banque Commerciale du Maroc

Namibia                                         Standard Bank Namibia Limited

Netherlands                                     Fortis Bank (Nederland) N.V.

New Zealand                                     ANZ Banking Group
                                                (New Zealand) Limited

Norway                                          Christiania Bank og
                                                Kreditkasse ASA

Oman                                            HSBC Bank Middle East
                                                (as delegate of The Hongkong and
                                                Shanghai Banking Corporation
                                                Limited)

Pakistan                                        Deutsche Bank AG

Palestine                                       HSBC Bank Middle East
                                                (as delegate of The Hongkong and
                                                Shanghai Banking Corporation
                                                Limited)

Panama                                          BankBoston, N.A.

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                         ELIGIBLE FOREIGN SUBCUSTODIANS


COUNTRY                                         ELIGIBLE FOREIGN SUBCUSTODIAN

Peru                                            Citibank, N.A.

Philippines                                     Standard Chartered Bank

Poland                                          Citibank (Poland) S.A.

Portugal                                        Banco Comercial Portugues

Qatar                                           HSBC Bank Middle East
                                                (as delegate of The Hongkong and
                                                Shanghai Banking Corporation
                                                Limited)

Romania                                         ING Bank N.V.

Russia                                          Credit Suisse First Boston AO
                                                  - Moscow
                                                (as delegate of Credit Suisse
                                                First Boston - Zurich)

Singapore                                       The Development Bank
                                                of Singapore Limited

Slovak Republic                                 Eeskoslovenska Obchodni
                                                Banka, A.S.

Slovenia                                        Bank Austria Creditanstalt
                                                d.d. - Ljubljana

South Africa                                    Standard Bank of South Africa
                                                Limited

Spain                                           Banco Santander Central
                                                Hispano S.A.

Sri Lanka                                       The Hongkong and Shanghai
                                                Banking Corporation Limited

Swaziland                                       Standard Bank Swaziland Limited

Sweden                                          Skandinaviska Enskilda Banken

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                         ELIGIBLE FOREIGN SUBCUSTODIANS


COUNTRY                                         ELIGIBLE FOREIGN SUBCUSTODIAN

Switzerland                                     UBS AG

Taiwan - R.O.C.                                 Central Trust of China

Thailand                                        Standard Chartered Bank

Trinidad & Tobago                               Republic Bank Limited

Tunisia                                         Banque Internationale Arabe
                                                de Tunisie

Turkey                                          Citibank, N.A.

Ukraine                                         ING Bank Ukraine

United Kingdom                                  State Street Bank and Trust
                                                Company, London Branch

Uruguay                                         BankBoston, N.A.

Venezuela                                       Citibank, N.A.

Vietnam                                         The Hongkong and Shanghai
                                                Banking Corporation Limited

Zambia                                          Barclays Bank of Zambia Limited

Zimbabwe                                        Barclays Bank of Zimbabwe
                                                Limited

                                   STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
          ELIGIBLE SECURITIES DEPOSITORIES OPERATING IN NETWORK MARKETS



      COUNTRY                             ELIGIBLE SECURITIES DEPOSITORIES

      Argentina                           Caja de Valores S.A.

      Australia                           Austraclear Limited

                                          Reserve Bank Information and
                                          Transfer System

      Austria                             Oesterreichische Kontrollbank AG
                                          (Wertpapiersammelbank Division)

      Belgium Caisse Interprofessionnelle de Depots et de Virements de Titres, S.A.

                                          Banque Nationale de Belgique

      Brazil                              Companhia Brasileira de Liquidacao e
                                          Custodia

      Bulgaria                            Central Depository AD

                                          Bulgarian National Bank

      Canada                              Canadian Depository for Securities
                                          Limited

      Chile                               Deposito Central de Valores S.A.

      People's Republic                   Shanghai Securities Central Clearing &
      of China                            Registration Corporation

                                          Shenzhen Securities Central Clearing
                                          Co., Ltd.

      Colombia                            Deposito Centralizado de Valores

      Costa Rica                          Central de Valores S.A.

                                  STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
          ELIGIBLE SECURITIES DEPOSITORIES OPERATING IN NETWORK MARKETS



      COUNTRY                             ELIGIBLE SECURITIES DEPOSITORIES

      Croatia                             Ministry of Finance

                                          National Bank of Croatia

                                          Sredisnja Depozitarna Agencija d.d.

      Czech Republic                      Stredisko cennych papiru

                                          Czech National Bank

      Denmark                             Vaerdipapircentralen (Danish
                                          Securities Center)

      Egypt                               Misr for Clearing, Settlement,
                                          and Depository

      Estonia                             Eesti Vaartpaberite Keskdepositoorium

      Finland                             Finnish Central Securities
                                          Depository

      France Societe Interprofessionnelle pour la Compensation des Valeurs Mobilieres

      Germany                             Clearstream Banking AG, Frankfurt

      Greece                              Bank of Greece,
                                          System for Monitoring Transactions in
                                          Securities in Book-Entry Form

                                          Central Securities Depository
                                          (Apothetirion Titlon AE)

      Hong Kong                           Central Clearing and Settlement System

                                          Central Moneymarkets Unit

      Hungary                             Kozponti Elszamolohaz es Ertektar
                                          (Budapest) Rt. (KELER)

                                  STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
          ELIGIBLE SECURITIES DEPOSITORIES OPERATING IN NETWORK MARKETS



      COUNTRY                             ELIGIBLE SECURITIES DEPOSITORIES

      India                               National Securities Depository Limited

                                          Central Depository Services India
                                          Limited

                                          Reserve Bank of India

      Indonesia                           Bank Indonesia

                                          PT Kustodian Sentral Efek Indonesia

      Ireland                             Central Bank of Ireland
                                          Securities Settlement Office

      Israel                              Tel Aviv Stock Exchange Clearing
                                          House Ltd. (TASE Clearinghouse)

      Italy                               Monte Titoli S.p.A.

                                          Banca d'Italia

      Ivory Coast                         Depositaire Central - Banque de
                                          Reglement

      Jamaica                             Jamaica Central Securities Depository

      Japan                               Japan Securities Depository Center
                                          (JASDEC) Bank of Japan Net System

      Kenya                               Central Bank of Kenya

      Republic of Korea                   Korea Securities Depository

      Latvia                              Latvian Central Depository

                                  STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
          ELIGIBLE SECURITIES DEPOSITORIES OPERATING IN NETWORK MARKETS



      COUNTRY                             ELIGIBLE SECURITIES DEPOSITORIES

      Lebanon Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.

                                          Banque du Liban

      Lithuania                           Central Securities Depository of
                                          Lithuania

      Malaysia                            Malaysian Central Depository Sdn. Bhd.

                                          Bank Negara Malaysia,
                                          Scripless Securities Trading and
                                          Safekeeping System

      Mauritius                           Central Depository and Settlement Co.
                                          Ltd.

                                          Bank of Mauritius

      Mexico                              S.D. INDEVAL
                                          (Instituto para el Deposito de
                                          Valores)

      Morocco                             Maroclear

      Netherlands                         Nederlands Centraal Instituut voor
                                          Giraal Effectenverkeer B.V. (NECIGEF)

      New Zealand                         New Zealand Central Securities
                                          Depository Limited

      Norway                              Verdipapirsentralen (Norwegian
                                          Central Securities Depository)

      Oman                                Muscat Depository & Securities
                                          Registration Company, SAOC

      Pakistan                            Central Depository Company of
                                          Pakistan Limited

                                          State Bank of Pakistan

                                  STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
          ELIGIBLE SECURITIES DEPOSITORIES OPERATING IN NETWORK MARKETS



      COUNTRY                             ELIGIBLE SECURITIES DEPOSITORIES

      Palestine                           Clearing Depository and Settlement, a
                                          department of the Palestine Stock
                                          Exchange

      Peru                                Caja de Valores y Liquidaciones,
                                          Institucion de Compensacion y
                                          Liquidacion de Valores S.A

      Philippines                         Philippine Central Depository, Inc.

                                          Registry of Scripless Securities
                                          (ROSS) of the Bureau of Treasury

      Poland                              National Depository of Securities
                                          (Krajowy Depozyt Papierow
                                          Wartosciowych SA)

                                          Central Treasury Bills Registrar

      Portugal                            Central de Valores Mobiliarios

      Qatar                               Central Clearing and Registration
                                          (CCR), a department of the Doha
                                          Securities Market

      Romania                             National Securities Clearing,
                                          Settlement and Depository Company

                                          Bucharest Stock Exchange Registry
                                          Division

                                          National Bank of Romania

      Singapore                           Central Depository (Pte) Limited

                                          Monetary Authority of Singapore


      Slovak Republic                     Stredisko cennych papierov

                                          National Bank of Slovakia

                                  STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
          ELIGIBLE SECURITIES DEPOSITORIES OPERATING IN NETWORK MARKETS



      COUNTRY                             ELIGIBLE SECURITIES DEPOSITORIES

      Slovenia                            Klirinsko Depotna Druzba d.d.

      South Africa                        Central Depository Limited

                                          Share Transactions Totally Electronic
                                          (STRATE) Ltd.

      Spain                               Servicio de Compensacion y
                                          Liquidacion de Valores, S.A.

                                          Banco de Espana,
                                          Central de Anotaciones en Cuenta

      Sri Lanka                           Central Depository System
                                          (Pvt) Limited

      Sweden                              Vardepapperscentralen  VPC AB
                                          (Swedish Central Securities
                                          Depository)

      Switzerland                         SegaIntersettle AG (SIS)

      Taiwan - R.O.C.                     Taiwan Securities Central
                                          Depository Co., Ltd.

      Thailand                            Thailand Securities Depository
                                          Company Limited

      Tunisia                             Societe Tunisienne
                                          Interprofessionelle pour la
                                          Compensation et de Depots des
                                          Valeurs Mobilieres

      Turkey                              Takas ve Saklama Bankasi A.(a).
                                          (TAKASBANK)

                                          Central Bank of Turkey

                                  STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
          ELIGIBLE SECURITIES DEPOSITORIES OPERATING IN NETWORK MARKETS



      COUNTRY                             ELIGIBLE SECURITIES DEPOSITORIES

      Ukraine                             National Bank of Ukraine


      United Kingdom                      Central Gilts Office and
                                          Central Moneymarkets Office

      Venezuela                           Banco Central de Venezuela

      Zambia                              LuSE Central Shares Depository Limited

                                          Bank of Zambia

      TRANSNATIONAL

      Euroclear

      Clearstream Banking AG

                                   SCHEDULE C

                               MARKET INFORMATION

PUBLICATION/TYPE OF INFORMATION              BRIEF DESCRIPTION
(FREQUENCY)


THE GUIDE TO CUSTODY IN WORLD MARKETS     An overview of safekeeping and
(annually)                                settlement practices and procedures in
                                          each market in which State Street
                                          Bank and Trust Company offers
                                          custodial services.

GLOBAL CUSTODY NETWORK REVIEW             Information relating to the operating
(annually)                                history and structure of depositories
                                          and subcustodians located in the
                                          markets in which State Street Bank and
                                          Trust Company offers custodial
                                          services, including transnational
                                          depositories.

GLOBAL LEGAL SURVEY           With respect to each market in which State Street
(annually)                    Bank and Trust Company offers custodial services,
                              opinions relating to whether local law restricts
                              (i) access of a fund's independent public accountants to books and records of a Foreign
                              Sub-Custodian or Foreign Securities System,
                              (ii) the Fund's ability to recover in the event of bankruptcy or insolvency of a Foreign
                              Sub-Custodian or Foreign Securities System,
                              (iii) the Fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign
                              Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

SUBCUSTODIAN AGREEMENTS       Copies of the subcustodian contracts State Street
(annually)                    Bank and Trust Company has entered into with each
                              subcustodian in the markets in which State Street
                              Bank and Trust Company offers subcustody services to its US mutual fund clients.

Network Bulletins (weekly):   Developments of interest to investors in the
                              markets in which State Street Bank and Trust
                              Company offers custodial services.

Foreign Custody Advisories    With respect to markets in which State Street Bank
(as necessary):               and Trust Company offers custodial services which
                              exhibit special custody risks, developments which may impact State Street's ability to deliver expected levels of service.